SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        December 12, 2000
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware

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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600

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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.
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Projected 2001 Capital Spending

The Company expects capital spending for 2001 to approximate $1.5 to $1.6 billion, up slightly from the estimated $1.4 billion for the year 2000. The capital spending estimates do not include significant acquisition expenditures.

The spending will add production in Southeast Asia, on the Gulf of Mexico shelf and in the U.S. Permian Basin through the Company's 65-percent-owned Pure Resources, Inc. (Pure) subsidiary. The spending forecast also includes higher exploration drilling on the Company's Gulf of Mexico and East Kalimantan, Indonesia, deepwater prospects, as well the Company's first deepwater wells offshore Brazil and Gabon.

The Company expects to generate excess operating cash flow over the proposed capital spending and expected common stock dividends for 2001, based on current NYMEX commodity prices. The capital spending plan, particularly in North America, is flexible enough that the Company can adjust it if commodity prices significantly change. If prices hold up at current levels, the Company will allocate most of the excess cash flow to debt reduction.

The company expects to spend about $425 million next year on projects in Thailand and Indonesia. This includes development of the Pailin gas field and Yala oil field in the Gulf of Thailand and the West Seno oil field in the Makassar Strait offshore East Kalimantan. Yala is the company's first oil field development in Thailand. About $70 million is earmarked for exploration drilling in the two countries.

The company expects to spend about $50 million for exploration drilling on deepwater prospects offshore Brazil and Gabon (West Africa).

The Company expects that capital expenditures for North America will total about $930 million. This will include about $130 million for the Gulf of Mexico deepwater exploration drilling, which is more than double the 2000 spending level.

The Company plans to spend $530 million for exploration and development projects on the Gulf of Mexico shelf and in the Permian Basin through its Pure subsidiary. These projects are expected to generate additional natural gas production volumes to take advantage of high commodity prices. The current NYMEX average price for 2001 is well over $5 per thousand cubic feet (mcf), compared with about $4 per mcf in 2000.

The current year capital expenditure forecast of $1.4 billion excludes $155 million to acquire the interests of Exxon Mobil affiliates in the Makassar Strait and Rapak production-sharing contract areas in Indonesia and $161 million to purchase the remaining publicly held common stock of Northrock Resources, Inc., in Canada.

This filing contains certain forward-looking statements about capital expenditures, development activities, and commodity prices. These statements are not guarantees of future performance. The statements are based upon the Company's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially as a result of factors discussed in Unocal 's 1999 Annual Report on Form 10-K.


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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  December 13, 2000                        By:  /s/ JOE D. CECIL
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                                                Joe D. Cecil
                                                Vice President and Comptroller


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